Exhibit 11

                     NACCO Industries, Inc. And Subsidiaries
                                    Form 10-Q
                        Computation of Earnings per Share

                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                  JUNE 30                         JUNE 30
                                                         ---------------------------   -----------------------------

                                                             1996          1995            1996            1995
                                                         -------------  ------------   -------------  --------------

                                                                (Amounts in thousands except per share data)

Income (loss):
   Income before extraordinary charge                       $  14,012     $  14,732      $   26,931      $   27,537
   Extraordinary charge, net-of-tax                               ---           ---             ---          (1,280)
                                                         -------------  ------------   -------------  --------------
   Net income                                               $  14,012     $  14,732      $   26,931      $   26,257
                                                         =============  ============   =============  ==============


Per share amounts reported to stockholders - Note 1:
   Income before extraordinary charge                       $    1.56     $    1.64      $     3.00      $     3.07
   Extraordinary charge, net-of-tax                               ---           ---             ---            (.14)
                                                         -------------  ------------   -------------  --------------
   Net income                                               $    1.56     $    1.64      $     3.00      $     2.93
                                                         =============  ============   =============  ==============


Primary:
   Weighted average shares outstanding                          8,984         8,965           8,979           8,961
   Dilutive stock options - Note 2                                 12            12              12              11
                                                         -------------  ------------   -------------  --------------
         Totals                                                 8,996         8,977           8,991           8,972
                                                         =============  ============   =============  ==============


   Per share amounts
         Income before extraordinary charge                 $    1.56     $    1.64      $     3.00      $     3.07
         Extraordinary charge, net-of-tax                         ---           ---             ---            (.14)
                                                         -------------  ------------   -------------  --------------
         Net income                                         $    1.56     $    1.64      $     3.00      $     2.93
                                                         =============  ============   =============  ==============


Fully diluted - Note 3:
   Weighted average shares outstanding                                        8,965                           8,961
   Dilutive stock options - Note 2                                               13                              13
                                                                        ------------                  --------------
         Totals                                                               8,978                           8,974
                                                                        ============                  ==============


   Per share amounts
         Income before extraordinary charge                               $    1.64                      $     3.07
         Extraordinary charge, net-of-tax                                       ---                            (.14)
                                                                        ------------                  --------------
         Net income                                                       $    1.64                      $     2.93
                                                                        ============                  ==============

  Note 1 - Per share earnings have been computed and reported to the stockholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

  Note 2 - Dilutive stock options are calculated based on the treasury stock method. For primary per share earnings the average market price is used. For fully diluted per share earnings the period-end market price, if higher than the average market price, is used.

  Note 3 - Fully diluted per share earnings for the three and six months ended June 30, 1996 are not disclosed because the quarter-end market price did not exceed the average market price for the three and six month periods in 1996.